Artisan Partners Asset Management Inc. Reports June 2015 Assets Under Management
Milwaukee, WI - July 10, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of June 30, 2015 totaled $109.2 billion. Separate accounts accounted for $48.9 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $60.3 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of June 30, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	32,348
Non-U.S. Small-Cap Growth	1,372
Global Equity	762
Global Small-Cap Growth	143

U.S. Value Team
U.S. Mid-Cap Value	11,532
U.S. Small-Cap Value	1,297
Value Equity	2,060

Growth Team
U.S. Mid-Cap Growth	16,552
U.S. Small-Cap Growth	2,493
Global Opportunities	6,661

Global Value Team
Non-U.S. Value	17,588
Global Value	15,007

Emerging Markets Team
Emerging Markets	623

Credit Team
High Income	726

Developing World Team
Developing World	10

Firm Total	$109,174

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com